UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020 (August 10, 2020)

________________________

SLM CORPORATION

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Continental Drive	Newark	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Chief Administrative Officer and Bank President

On August 10, 2020, SLM Corporation (the “Registrant”) and Paul Thome, the Registrant’s Executive Vice President, Chief Administrative Officer and President of Sallie Mae Bank, entered into an agreement in connection with his separation from the Registrant (the “Separation Agreement”). Under the Separation Agreement, which contains a customary release of claims against the Registrant and restrictive covenants in favor of the Registrant, including a 12-month noncompetition and nonsolicitation covenant, Mr. Thome agreed to (i) resign as Chief Administrative Officer effective as of August 10, 2020; (ii) continue to serve as President of Sallie Mae Bank through December 31, 2020, at which point he would step down as President; and (iii) serve as a consultant for the Registrant from January 1, 2021 through December 31, 2021. Following his separation on December 31, 2020, Mr. Thome will be entitled to payments under the SLM Corporation Executive Severance Plan for Senior Officers, which include the following: (i) a lump sum cash severance payment equal to one times the sum of (x) Mr. Thome’s current base salary and (y) the annualized performance bonus compensation calculated based on the 24-month period immediately prior to December 31, 2020; (ii) a lump sum payment equal to Mr. Thome’s target bonus for 2020; and (iii) if Mr. Thome elects to continue his participation in the Registrant’s group health insurance plan under applicable COBRA regulations, the Registrant will pay the applicable COBRA premiums. Pursuant to the SLM Corporation 2012 Omnibus Incentive Plan, and the applicable award agreements, all unvested, outstanding equity awards will continue to vest on their original vesting terms and dates as set forth in the applicable award agreements. For his services as a consultant, the Registrant will pay Mr. Thome total compensation of $225,000, with such amount to be paid in 12 equal monthly installments, in arrears, for the period from January 1, 2021 through December 31, 2021.

The foregoing description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement. A copy of the Separation Agreement will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 10, 2020		SLM Corporation

		By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Senior Vice President and General Counsel